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                                                                    EXHIBIT 12.4

          COMPUTATION OF BOOK VALUE PER BASIC AND DILUTED COMMON SHARE

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
                            MARCH 31,         DECEMBER 31,                          AS OF JUNE 30,
                           -----------  ------------------------  --------------------------------------------------
                              1998         1997         1996         1996         1995         1994         1993
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                            (DOLLARS IN THOUSANDS)
SHAREHOLDERS' EQUITY.....  $   105,826  $   102,863  $    89,220  $    85,745  $    89,907  $    76,529  $    48,272
LIQUIDATION PREFERENCE
  VALUE OF PREFERRED
  STOCK..................            0            0      (26,000)     (26,000)     (26,000)     (26,000)           0
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
COMMON SHAREHOLDERS'
  EQUITY.................  $   105,826  $   102,863  $    63,220  $    59,745  $    63,907  $    50,529  $    48,272
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
COMMON SHARES
  OUTSTANDING--ADJUSTED
  FOR DIVIDENDS..........    7,596,062    7,569,791    5,539,178    5,426,398    5,398,859    5,020,089    4,926,497
BOOK VALUE PER COMMON
  SHARE--BASIC...........  $     13.93  $     13.59  $     11.41  $     11.01  $     11.84  $     10.07  $      9.80
SHAREHOLDERS' EQUITY.....  $   105,826  $   102,863  $    89,220  $    85,745  $    89,907  $    76,529  $    48,272
GROSS PROCEEDS FROM
  EXERCISE OF OPTIONS AND
  WARRANTS O/S...........        6,171        6,428        5,014        5,518        2,846        1,186        1,073
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
COMMON SHAREHOLDERS'
  EQUITY.................  $   111,997  $   109,291  $    94,234  $    91,263  $    92,753  $    77,715  $    49,345
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
DILUTIVE SHARES
  OUTSTANDING--ADJUSTED
  FOR DIVIDENDS..........    7,763,047    7,732,302    7,956,264    7,901,640    7,722,472    7,200,097    5,122,086
BOOK VALUE PER COMMON
  SHARE--DILUTED.........  $     14.43  $     14.13  $     11.84  $     11.55  $     12.01  $     10.79  $      9.63
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